Exhibit 21.1
Subsidiaries

Name	Jurisdiction
S-12 Associates	Michigan
Auburn Mile Association	Michigan
28th Street Kentwood Associates	Michigan
Beacon Square Development LLC	Michigan
Boca Mission, LLC	Delaware
Chester Springs SC, L.L.C.	Delaware
Collins Pointe Holding LLC	Georgia
Crofton 450 LLC	Delaware
Double Rivers, LLC	North Carolina
East Town Plaza, LLC	Delaware
East Town Plaza Holdings Corp.	Delaware
East Town SP, LLC	Delaware
Jackson Acquisitions Development LLC	Michigan
Jackson Crossing Limited Partnership	Delaware
Linton Delray, LLC	Delaware
Merchants 450 LLC	Delaware
North Lakeland Properties, Inc.	Michigan
North River City Owners Association, Inc.	Florida
Paulding Holding LLC	Delaware
Ramco 191 LLC	Delaware
Ramco 450 Venture LLC	Delaware
Ramco Acquisitions IV, L.L.C.	Michigan
Ramco Auburn Crossroads SPE LLC	Delaware
Ramco Auburn Hills Acquisitions, Inc.	Michigan
Ramco Boca SPC, Inc.	Delaware
Ramco Canton LLC	Delaware
Ramco Cartersville LLC	Delaware
Ramco/Coral Creek, LLC	Michigan
Ramco/Coral Creek Manager, LLC	Michigan
Ramco Cox Creek, LLC	Michigan
Ramco Crofton Plaza, LLC	Maryland
Ramco/Crossroads at Royal Palm, LLC	Michigan
Ramco/Crossroads at Royal Palm Manager, LLC	Michigan
Ramco Dearborn LLC	Michigan
Ramco Delray SPC, Inc.	Delaware
Ramco Development LLC	Michigan
Ramco Development II LLC	Delaware
Ramco Development III LLC	Delaware
Ramco Disposition LLC	Michigan
Ramco Fairlane LLC	Michigan
Ramco Gaines LLC	Michigan
Ramco General Partner LLC	Delaware
Ramco-Gershenson, Inc.	Michigan

Name	Jurisdiction
Ramco-Gershenson Properties, L.P.	Delaware
Ramco Hoover Eleven LLC	Michigan
Ramco HMW LLC	Delaware
Ramco HV LLC	Delaware
Ramco Jackson TRS, Inc.	Michigan
Ramco Jacksonville Acquisitions, Inc.	Michigan
Ramco Jacksonville LLC	Michigan
Ramco JW LLC	Delaware
Ramco Lakeshore LLC	Delaware
Ramco Lakeshore Manager, Inc.	Michigan
Ramco Lantana LLC	Michigan
Ramco Lantana Manager LLC	Michigan
Ramco Lion LLC	Delaware
Ramco/Lion Venture LP	Delaware
Ramco Madison Center LLC	Michigan
Ramco Merchants Square LLC	Delaware
Ramco Michigan Investment Limited Partnership	Delaware
Ramco Michigan TRS, Inc.	Michigan
Ramco Promenade LLC	Delaware
Ramco Properties Associates Limited Partnership	Michigan
Ramco Properties GP, L.L.C.	Michigan
Ramco River City, Inc.	Michigan
Ramco Rochester/BB LLC	Michigan
Ramco Roseville Plaza LLC	Michigan
Ramco Roswell LLC	Michigan
Ramco/Shenandoah LLC	Delaware
Ramco/Shenandoah Managing Member LLC	Delaware
Ramco SPC, Inc	Michigan
Ramco SPC II, Inc.	Michigan
Ramco Taylors Sq. LLC	Michigan
Ramco Virginia Management L.L.C.	Michigan
Ramco Virginia Properties, L.L.C.	Michigan
Ramco/West Acres LLC	Delaware
Ramco West Oaks I LLC	Delaware
Ramco/West Oaks II – Spring Meadows, LLC	Michigan
Ramco/WOII-SM Manager, LLC	Michigan
Ramco Woodstock LLC	Delaware
RG Naples LLC	Michigan
RLV GP Gratiot Crossing LLC	Delaware
RLV Gratiot Crossing LP	Delaware
RLV GP Hunter’s Square LLC	Delaware
RLV GP Hunter’s Square LP	Delaware
RLV GP Marketplace LLC	Delaware
RLV Marketplace LP	Delaware
RLV GP Martin Square LLC	Delaware
RLV Martin Square LP	Delaware
RLV GP Millennium Park LLC	Delaware
RLV GP Millennium Park LP	Delaware
RLV GP Oriole Plaza LLC	Delaware
RLV Oriole Plaza LP	Delaware
RLV GP Treasure Coast LLC	Delaware
RLV Treasure Coast LP	Delaware
RLV GP Troy II LLC	Delaware
RLV Troy II LP	Delaware
RLV GP Troy Marketplace LLC	Delaware
RLV Troy Marketplace LP	Delaware
RLV GP Village Plaza LLC	Delaware
RLV Village Plaza LP	Delaware
RLV GP Vista Plaza LLC	Delaware
RLV Vista Plaza LP	Delaware
RLV GP West Broward LLC	Delaware
RLV West Broward LP	Delaware
RLV GP Winchester Center LLC	Delaware
RLV Winchester Center LP	Delaware
Rossford Development LLC	Delaware
RPT/INVEST L.L.C.	Delaware
RPT/INVEST II L.L.C	Delaware
Signal Hill, L.L.C.	North Carolina
Stonegate Acquisition LLC	Michigan
Tel-Twelve Limited Partnership	Delaware